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EXHIBIT 99.1

        LETTER OF TRANSMITTAL

WII COMPONENTS, INC.

FOR TENDER OF ALL OUTSTANDING
10% SENIOR NOTES DUE 2012
(CUSIP Nos. 92929XAAO and U96746AA73)

IN EXCHANGE FOR 10% SENIOR NOTES DUE 2012
(CUSIP No:                        )

PURSUANT TO THE PROSPECTUS DATED                            , 2004

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON            , 2004, UNLESS THE EXCHANGE OFFER IS EXTENDED.

To: U.S. BANK, N.A. (THE "EXCHANGE AGENT")

By Mail or overnight Courier: U.S. Bank, N.A. 60 Livingston Avenue St. Paul, MN 55107 Attention: Corporate Trust Department	By Hand Delivery: U.S. Bank, N.A. 60 Livingston Avenue St. Paul, MN 55107 Attention: Corporate Trust Department	By Facsimile Transmission: (651) 495-8158
For Information or Confirmation by Telephone: (800) 934-6802

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION THEREOF TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

        This letter of transmittal is being furnished by WII Components, Inc. (the "Company") in connection with its offer to exchange its 10% Senior Notes due 2012 (the "Old Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), under that certain Indenture dated as of February 18, 2004, by and between the Company and U.S. Bank, N.A., as trustee, for like amounts of its newly issued 10% Senior Notes due 2012 that have been registered under the Securities Act (the "New Notes").

        The undersigned acknowledges that he or she has received the Prospectus, dated                            , 2004 (the "Prospectus") of the Company and this Letter of Transmittal and the instructions hereto (the "Letter of Transmittal"), which together constitute the Company's offer (the "Exchange Offer") to exchange each $1,000 principal amount of its Old Notes, of which $120,000,000 aggregate principal amount is outstanding, for each $1,000 principal amount of outstanding New Notes upon the terms and subject to the conditions set forth in the Prospectus. The term "Expiration Date" shall mean 12:00 a.m., New York City time, on            , 2004, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange

Offer is extended by the Company. All other capitalized terms used but not defined herein shall have the same meanings given them in the Prospectus.

        This Letter of Transmittal is to be used either if (i) certificates representing Old Notes are to be physically delivered to the Exchange Agent herewith by holders, (ii) tender of Old Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company ("DTC"), pursuant to the procedures set forth in "The Exchange Offer—Procedures for Tendering Old Notes" in the Prospectus, by any financial institution that is a participant in DTC and whose name appears on a security position listing as the owner of Old Notes, unless an Agent's Message (as defined in Instruction 2) is transmitted in lieu hereof, or (iii) tender of Old Notes is to be made according to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer—Procedures for Tendering Old Notes," unless an Agent's Message is transmitted in lieu hereof. Delivery of this Letter of Transmittal and any other required documents must be made to the Exchange Agent. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

        The term "holder" as used herein means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or any person whose name appears on a security position listing provided by DTC as an owner of Old Notes.

        All holders of Old Notes who wish to tender their Old Notes must, prior to the Expiration Date: (1) complete, sign and deliver this Letter of Transmittal, or a facsimile thereof, to the Exchange Agent, in person or to the address set forth above, unless an Agent's Message is transmitted in lieu hereof; and (2) tender (and not withdraw) his or her Old Notes or, if a tender of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, confirm such book-entry transfer (a "Book-Entry Confirmation"), in each case in accordance with the procedures for tendering described in the instructions to this Letter of Transmittal. Holders of Old Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter of Transmittal to be delivered to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer—Procedures for Tendering Old Notes" in the Prospectus. (See Instruction 2).

        Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of the Old Notes validly tendered and not withdrawn and the issuance of the New Notes will be made promptly following the Expiration Date. For the purposes of the Exchange Offer, the Company shall be deemed to have accepted for exchange validly tendered Old Notes when, as and if the Company has given oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent.

        PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW. THE INSTRUCTIONS INCLUDED IN THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS, THIS LETTER OF TRANSMITTAL AND THE NOTICE OF GUARANTEED DELIVERY MAY BE DIRECTED TO THE EXCHANGE AGENT. (SEE INSTRUCTION 12 HEREIN).

        HOLDERS WHO WISH TO ACCEPT THE EXCHANGE OFFER AND TENDER THEIR OLD NOTES MUST COMPLETE BOX 1, BOX 2 AND BOX 4 AND SIGN THIS LETTER OF TRANSMITTAL IN BOX 4 AND COMPLY WITH ALL OF ITS TERMS, UNLESS AN AGENT'S MESSAGE IS TRANSMITTED IN LIEU HEREOF.

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  EXHIBIT 99.1